                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):   September 15, 1999
                                                       ------------------------


                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES
                  -------------------------------------------
                          (Exact Name of Registrant as
                             Specified in Charter)


                                   333-32259
                                   ---------
                             (Commission File No.)


                                   75-2451687
                                   ----------
                                 (IRS Employer
                              Identification No.)


                                    Delaware
                                    --------
                          (State or Other Jurisdiction
                               of Incorporation)



                          1845 Woodall Rodgers Freeway
                                   Suite 1300
                              Dallas, Texas 75201
                              -------------------
                             (Address of Principal
                               Executive Offices)


                                 (214) 922-8700
                                 --------------
                            (Registrant's telephone
                          number, including area code)

ITEM 2.   Acquisition or Disposition of Assets.

On September 15, 1999, Chancellor Media Corporation of Los Angeles("CMCLA"), an indirect wholly-owned subsidiary of AMFM Inc. (formerly Chancellor Media Corporation) consummated the sale of all of the outstanding common stock of Chancellor Media Outdoor Corporation and Chancellor Media Whiteco Outdoor Corporation, which together held all of AMFM Inc.'s assets used in its outdoor advertising business, to Lamar Advertising Company ("Lamar"). Under the terms of the stock purchase agreement and related agreements, CMCLA received cash proceeds of $700.0 million, subject to a net working capital adjustment, and 26,227,273 shares of Lamar Class A common stock, par value $.01 per share. The sales price was determined by AMFM through arms-length negotiations with Lamar.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

   7(a)  Financial Statements of Businesses Acquired

         The historical financial statements for Lamar Advertising Company as of December 31, 1998 and 1997 and for the years ended December 31, 1998 and 1997, the two months ended December 31, 1996 and the year ended October 31, 1996 have been previously filed by AMFM Inc. pursuant to AMFM Inc.'s Registration Statement on Form S-4, as amended (Reg. No. 333-80173) and thus, pursuant to General Instruction B.3 of Form 8-K, are not required to be reported again in the Current Report on Form 8-K. The unaudited financial statements for Lamar Advertising Company as of June 30, 1999 and for the six months ended June 30, 1999 and 1998 are filed herewith beginning on page F-1.

   7(b)  Unaudited Pro Forma Financial Information

         Unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X as of June 30, 1999 and for the year ended December 31, 1998 and the six months ended June 30, 1999 is filed herewith beginning on page P-1.

   7(c)  Exhibits

         2.57(a)    --   Stock Purchase Agreement, dated as of June 1, 1999, by
                         and between Lamar Advertising Company and Chancellor
                         Media Corporation of Los Angeles.

         2.58(a)    --   Subscription Agreement, dated as of June 1, 1999,
                         by and between Lamar Advertising Company and Chancellor Media Corporation of Los Angeles.

         2.59(a)    --   Voting Agreement, dated as of June 1, 1999, by and
                         among Lamar Advertising Company, Chancellor Media
                         Corporation of Los Angeles and Reilly Family
                         Limited Partnership.

         2.61(b)    --   Second Amended and Restated Stock Purchase Agreement
                         dated as of August 11, 1999 by and among Lamar
                         Advertising Company, Lamar Media Corp., Chancellor
                         Mezzanine Holdings Corporation and Chancellor Media
                         Corporation of Los Angeles.

         2.62(b)    --   Registration Rights Agreement dated as of
                         August 11, 1999 among Lamar Advertising Company,
                         Chancellor Media Corporation of Los Angeles and
                         Chancellor Mezzanine Holdings Corporation.

         2.63(b)    --   Stockholders Agreement dated as of August 11, 1999
                         among Lamar Advertising Company and certain of its stockholders.

         2.64(b)    --   Second Amended and Restated Voting Agreement, dated as
                         of August 11, 1999, among Lamar Advertising Company,
                         Chancellor Media Corporation of Los Angeles, Chancellor
                         Mezzanine Holdings Corporation and Reilly Family
                         Limited Partnership.

- ---------------------------

(a) Incorporated by reference to Exhibits 2.1, 2.2 and 2.3 to the Current Report on Form 8-K of Chancellor Media Corporation, filed on
         June 8, 1999.

(b) Incorporated by reference to the Quarterly Report on Form 10-Q of AMFM Inc. for the quarterly period ending June 30, 1999.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, Chancellor Media Corporation of Los Angeles has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Chancellor Media Corporation of Los Angeles



By:   /s/ W. Schuyler Hansen
   --------------------------
      W. Schuyler Hansen
      Senior Vice President and
      Chief Accounting Officer



Date: September 29, 1999

                         LAMAR ADVERTISING COMPANY AND
                                  SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                               June 30,     December 31,
                                                                 1999           1998
                                                              ----------     ----------
ASSETS
Cash and cash equivalents                                     $    4,249     $  128,597

Receivables
     Trade accounts, net                                          45,534         39,681
     Affiliates, related parties
       and employees                                                 564            378
     Other                                                           495            321
                                                              ----------     ----------
       Net receivables                                            46,593         40,380
Prepaid expenses                                                  13,321         12,346
Other current assets                                               2,327          1,736
                                                              ----------     ----------
     Total current assets                                         66,490        183,059
                                                              ----------     ----------

Property, plant and equipment                                    723,828        661,324
     Less accumulated depreciation
       and amortization                                         (177,700)      (153,972)
                                                              ----------     ----------
       Net property, plant and equipment                         546,128        507,352
                                                              ----------     ----------

Intangible assets                                                781,217        705,934
Receivables - noncurrent                                           3,632          1,972
Other assets                                                      13,467         15,060
                                                              ----------     ----------
     Total assets                                              1,410,934      1,413,377
                                                              ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Trade accounts payable                                   $    4,325          4,258
     Accrued expenses                                             25,870         25,912
     Current maturities of long-term
       debt                                                        4,078         49,079
     Deferred income                                               8,261          9,589
                                                              ----------     ----------
     Total current liabilities                                    42,534         88,838

Long-term debt                                                   885,306        827,453
Deferred tax liability                                            21,848         25,613
Deferred income                                                    1,283          1,293
Other liabilities                                                  4,833          3,401
                                                              ----------     ----------
     Total liabilities                                           955,804        946,598
                                                              ----------     ----------

                                                                                                        (continued)

                         LAMAR ADVERTISING COMPANY AND
                                  SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS, CONTINUED
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                    June 30,        December 31,
                                                                                      1999             1998
                                                                                   -----------      -----------
STOCKHOLDERS' EQUITY

Class A preferred stock, par value $638, $63.80 cumulative dividends, authorized 10,000 shares; 5,719.49 shares issued and outstanding at June
      30, 1999, and December 31, 1998, respectively                                      3,649            3,649

Class A common stock, $.001 par value, authorized 125,000,000 shares; issued and outstanding 43,568,340 shares and 43,392,876 shares at June 30, 1999,
      and December 31, 1998, respectively                                                   44               43

Class B common stock, $.001 par value, authorized 37,500,000 shares; issued and
      outstanding 17,699,997 shares at June 30, 1999, and December 31, 1998                 18               18

Additional paid in capital                                                             509,952          505,644

Accumulated deficit                                                                    (58,533)         (42,575)
                                                                                   -----------      -----------

     Stockholders' equity                                                              455,130          466,779
                                                                                   -----------      -----------


Total liabilities and
 stockholders' equity                                                              $ 1,410,934        1,413,377
                                                                                   ===========      ===========


See accompanying notes to consolidated financial statements

                         LAMAR ADVERTISING COMPANY AND
                                  SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                             Three Months Ended                 Six Months Ended
                                                                 June 30,                            June 30,
                                                           1999             1998              1999               1998
                                                      ------------      ------------      ------------      ------------
Net revenues                                          $     97,809      $     69,675      $    183,575      $    128,072
- ------------                                          ------------      ------------      ------------      ------------

Operating expenses
     Direct advertising expenses                            30,481            21,609            60,245            42,439
     Selling, general and administrative expenses           20,754            15,008            40,853            28,224
     Depreciation and amortization                          32,652            19,491            64,213            37,096
                                                      ------------      ------------      ------------      ------------
                                                            83,887            56,108           165,311           107,759
                                                      ------------      ------------      ------------      ------------
       Operating income                                     13,922            13,567            18,264            20,313
                                                      ------------      ------------      ------------      ------------

Other expense (income)
     Interest income                                          (269)             (129)             (955)             (236)
     Interest expense                                       18,234            13,915            36,379            27,241
     (Gain) loss on disposition of assets                     (141)              709              (477)              392
                                                      ------------      ------------      ------------      ------------
                                                            17,824            14,495            34,947            27,397
                                                      ------------      ------------      ------------      ------------

Loss before income taxes and cumulative effect
     of a change in accounting principle                    (3,902)             (928)          (16,683)           (7,084)

Income tax expense (benefit)                                 1,076               142            (1,766)           (1,423)
                                                      ------------      ------------      ------------      ------------

Loss before cumulative effect of a change
     in accounting principle                                (4,978)           (1,070)          (14,917)           (5,661)
                                                      ------------      ------------      ------------      ------------

Cumulative effect of a change in accounting
     principle                                                --                --                (767)             --
                                                      ------------      ------------      ------------      ------------

Net loss                                                    (4,978)           (1,070)          (15,684)           (5,661)

     Preferred stock dividends                                 183               183               274               274
                                                      ------------      ------------      ------------      ------------

Net loss applicable to common stock                         (5,161)           (1,253)          (15,958)           (5,935)
                                                      ------------      ============      ============      ============

Loss before cumulative effect of a change in
     accounting principle per common share -
     basic and diluted                                $       (.08)     $       (.02)     $       (.25)     $       (.12)
                                                      ============      ============      ============      ============

Cumulative effect of a change in accounting
     principle, net of tax, per common share -
     basic and diluted                                       $(--)             $(--)      $       (.01)            $(--)
                                                      ============      ============      ============      ============

Net loss per common share - basic                     $       (.08)     $       (.02)     $       (.26)     $       (.12)
                                                      ============      ============      ============      ============
Net loss per common share - diluted                   $       (.08)     $       (.02)     $       (.26)     $       (.12)
                                                      ============      ============      ============      ============

Weighted average common shares outstanding              61,227,406        48,802,640        61,185,610        48,080,862
Incremental common shares from dilutive stock
  options                                                     --                --                --                --
                                                      ------------      ------------      ------------      ------------
Weighted average common shares assuming dilution        61,227,406        48,802,640        61,185,610        48,080,862
                                                      ============      ============      ============      ============


See accompanying notes to consolidated financial statements

                         LAMAR ADVERTISING COMPANY AND
                                  SUBSIDIARIES
        CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                       Three Months Ended          Six Months Ended
                                                            June 30,                   June 30,
                                                       1999          1998         1999          1998
                                                     --------      --------     --------      --------
Net loss applicable to common
     stock                                          $ (5,161)     $ (1,253)     $(15,958)     $ (5,935)

Other comprehensive income (loss) unrealized
      loss on investment securities (net
      of deferred tax benefit of $0 and $84
      for the three months ended June 30,
      1999 and 1998, respectively and $0 and
      $217 for the six months ended June 30, 1999
      and 1998, respectively.)                          --            (137)         --             354
                                                    --------      --------      --------      --------

Comprehensive Income (loss)                         $ (5,161)     $ (1,390)     $(15,958)     $ (5,581)
                                                    ========      ========      ========      ========


See accompanying notes to consolidated financial statements

                         LAMAR ADVERTISING COMPANY AND
                                  SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                                                        Six Months Ended
                                                                                            June 30,
                                                                                      1999           1998
                                                                                    ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                                            $ (15,684)     $  (5,661)

Adjustments to reconcile net loss to net
  cash provided by operating activities:
     Depreciation and amortization                                                     64,213         37,096
     (Gain) loss on disposition of assets                                                (477)           392
     Deferred taxes                                                                    (4,469)          (654)
     Provision for doubtful accounts                                                      500            703
Changes in operating assets and liabilities:
     Decrease (Increase) in:
       Receivables                                                                     (6,945)        (1,042)
       Prepaid expenses                                                                  (150)          (295)
       Income taxes refundable                                                          1,086         (1,854)
       Other assets                                                                       (63)        (1,214)
     Increase (Decrease) in:
       Trade accounts payable                                                              67            200
       Accrued expenses                                                                (4,441)        (1,420)
       Other liabilities                                                                   36           (167)
       Deferred income                                                                 (1,373)          (853)
                                                                                    ---------      ---------
       Net cash provided by operating
         activities                                                                    32,300         25,231


CASH FLOWS FROM INVESTING ACTIVITIES:

Increase in notes receivable                                                           (1,590)          (280)
Acquisition of new markets                                                           (138,297)      (187,175)
Capital expenditures                                                                  (30,274)       (24,260)
Proceeds from disposition of assets                                                     1,602          1,289
                                                                                    ---------      ---------
     Net cash used in investing activities                                           (168,559)      (210,426)


                                                                                                        (continued)

                         LAMAR ADVERTISING COMPANY AND
                                  SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                           Six Months Ended
                                                               June 30,
                                                         1999           1998
                                                       ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock                 2,194        179,929
Principal payments on long-term debt                     (47,009)        (2,341)
Proceeds from issuance of notes payable                     --               70
Net borrowings under credit agreements                    57,000          7,000
Dividends                                                   (274)          (274)
                                                       ---------      ---------
     Net cash provided by financing activities            11,911        184,384

Net decrease in cash and cash equivalents               (124,348)          (811)

Cash and cash equivalents at beginning
     of period                                           128,597          7,246
                                                       ---------      ---------

Cash and cash equivalents at end of
     period                                                4,249          6,435
                                                       =========      =========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest                                 $  36,196      $  27,100
                                                       =========      =========

Cash paid for state and
  federal income taxes                                 $   1,485      $     872
                                                       =========      =========


See accompanying notes to consolidated financial statements

                         LAMAR ADVERTISING COMPANY AND
                                  SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

1. Significant Accounting Policies

The information included in the foregoing interim financial statements is unaudited. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year. These condensed consolidated financial statements should be read in conjunction with the Company's consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K.

Earnings per share are computed in accordance with SFAS No. 128, "Earnings Per Share." The calculations of basic earnings per share exclude any dilutive effect of stock options, while diluted earnings per share includes the dilutive effect of stock options. Antidilutive shares of 555,558, 611,296, 579,170 and 623,742 for the three month periods ended June 30, 1999 and 1998 and six month periods ended June 30, 1999 and 1998 respectively have been excluded from the calculations of diluted earnings per share.

Certain amounts in the prior year's consolidated financial statements have been reclassified to conform with the current year presentation. These reclassifications had no effect on previously reported net earnings.

New Accounting Pronouncements

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, Reporting on the Costs of Start-Up Activities. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998, and requires that the costs of start-up activities, including organizational costs, be expensed as incurred. The effect of SOP 98-5 is recorded as a cumulative effect of a change in accounting principle as described in Accounting Principles Board Opinion No. 20 "Accounting Changes".

                         LAMAR ADVERTISING COMPANY AND
                                  SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

2. Acquisitions

On January 5, 1999, the Company purchased all of the outdoor advertising assets of American Displays, Inc. for a cash purchase price of approximately $14,500.

On February 1, 1999, the company purchased all of the outdoor advertising assets of KJS, LLC for a cash purchase price of $40,500.

On April 1, 1999, the Company purchased all of the assets of Frank Hardie, Inc. for a cash purchase price of approximately $20,300.

On June 1, 1999, the Company purchased the assets of Vivid, Inc. for a cash purchase price of approximately $22,100.

During the six months ended June 30, 1999, the company completed 30 additional acquisitions of outdoor advertising and transit assets for an aggregate cash purchase price of approximately $42,100 and the issuance of 13,023 shares of Class A common stock valued at approximately $500.

Each of these acquisitions were accounted for under the purchase method of accounting, and, accordingly, the accompanying financial statements include the results of operations of each acquired entity from the date of acquisition. The purchase price has been allocated to assets acquired and liabilities assumed based on fair market value at the dates of acquisition. The following is a summary of the allocation of the purchase price in the above transactions.


                                         Property
                          Current        Plant &                      Customer        Other           Current        Long-term
                           Assets       Equipment      Goodwill         Lists         Assets        Liabilities     Liabilities
                         --------       ---------      --------       --------        ------        -----------     -----------
American Displays             87            899         10,532          3,227             50            (284)           --
KJS, LLC                      46          9,468         30,543          4,479             10          (2,079)         (1,921)
Frank Hardie                 187          6,595         10,451          3,620             10            (525)           --
Vivid, Inc.                  357          8,402          9,830          4,055             30            (593)
Other                        189         11,301         28,713          4,810            165          (1,103)         (1,549)
                          ------         ------         ------         ------         ------          -------         ------

                             866         36,665         90,069         20,191            265          (4,584)         (3,470)
                          ======         ======         ======         ======         ======          ======          ======

                         LAMAR ADVERTISING COMPANY AND
                                  SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

Summarized below are certain unaudited pro forma statements of operations data for the six months ended June 30, 1999 and June 30, 1998 as if each of the above acquisitions and the acquisitions occurring in 1998, which were fully described in the Company's December 31, 1998 Annual Report on Form 10-K, had been consummated as of January 1, 1998. This pro forma information does not purport to represent what the Company's results of operations actually would have been had such transactions occurred on the date specified or to project the Company's results of operations for any future periods.

                                                    Three Months Ended                        Six Months Ended
                                                         June 30,                                 June 30,
                                                 1999                1998                 1999                 1998
                                                 ----                ----                 ----                 ----
Revenues, net                               $   98,541          $   91,047          $   188,072          $   173,915

Net loss applicable to
  common stock                                  (5,450)             (7,173)             (17,034)             (18,630)

Net loss per common share - basic                 (.09)               (.15)                (.28)                (.39)
Net loss per common share - diluted               (.09)               (.15)                (.28)                (.39)

In addition, on June 1, 1999, the Company agreed to purchase the outdoor advertising business of Chancellor Media Outdoor Corporation for $700,000 in cash and 26,227,273 shares of the Company's Class A Common Stock. The acquisition is subject to antitrust review by the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The completion of the acquisition is also subject to approval by the Company's stockholders of the issuance of the shares of Class A common stock as proposed in the acquisition, lender approvals, and the satisfaction of other customary closing conditions. Accordingly, the Company cannot be sure whether or when the Chancellor Outdoor acquisition will be completed. The Reilly Family Limited Partnership, which is controlled by Kevin P. Reilly, Jr., Chief Executive Officer of the Company and holds more than 80% of the Company stockholder voting power, has agreed to vote in favor of the transaction. Lamar expects to fund the cash portion of the purchase price with bank loans under a new credit facility which it expects to put in place prior to closing.

3. New Bank Credit Facility

On June 15, 1999, the Company received a commitment from The Chase Manhattan Bank to replace its existing bank credit facility with a new bank credit facility under which The Chase Manhattan Bank will serve as administrative agent. The new $1,000,000 bank credit facility consists of (1) a $350,000 revolving bank credit facility and (2) a $650,000 term facility with two tranches, a $450,000 Term A facility and a $200,000 Term facility. As a result of the holding company reorganization completed on July 20, 1999 and explained in footnote 5, the existing bank credit facility and the new bank credit facility will be obligations of Lamar Media Corp. and not Lamar Advertising Company.

                         LAMAR ADVERTISING COMPANY AND
                                  SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

4. Summarized Financial Information of Subsidiaries

Separate financial statements of each of the Company's direct or indirect wholly-owned subsidiaries that have guaranteed the Company's obligations with respect to its publicly issued notes (collectively, the "Guarantors") are not included herein because the Guarantors are jointly and severally liable under the guarantees, and the aggregate assets, liabilities, earnings and equity of the Guarantors are substantially equivalent to the assets, liabilities, earnings and equity of the Company on a consolidated basis. Summarized financial information for Missouri Logos, a Partnership, a 66 2/3% owned subsidiary of the Company and the only subsidiary of the Company that is not a Guarantor, is set forth below:

Balance Sheet Information:                                  June 30, 1999                    December 31, 1998
                                                            -------------                    -----------------
                                                             (Unaudited)
Current assets                                                 391                                   248
Total assets                                                   439                                   297
Total liabilities                                               10                                     7
Venturers' equity                                              429                                   290

Income Statement Information:                            Three months ended                  Six months ended
                                                               June 30                           June 30
                                                         1999           1998               1999           1998
                                                         ----           ----               ----           ----
                                                             (Unaudited)                       (Unaudited)

     Revenues                                             258            237                532            501
     Net income                                           106            137                320            299

5. Subsequent Events

On July 16, 1999, the Board of Directors amended the Preferred Stock of the Corporation by establishing 5,720 shares of the 1,000,000 shares of previously undesignated Preferred Stock, par value .001 to be designated "Series AA Preferred Stock". The previously issued Class A Preferred Stock par value $638 was exchanged for the new Series AA Preferred Stock.

On July 20, 1999, the Company reorganized into a new holding company structure. As a result of this reorganization (1) the former Lamar Advertising Company became a wholly owned subsidiary of a newly formed holding company, (2) the name of the former Lamar Advertising Company was changed to Lamar Media Corp.,
(3) the name of the new holding company became Lamar Advertising Company, (4) the outstanding shares of capital stock of the former Lamar Advertising Company, including the Class A common stock, were automatically converted, on a share for share basis, into identical shares of capital stock of the new holding company and (5) the Class A common stock of the new holding company commenced trading on the Nasdaq National Market under the symbol "LAMR" instead of the Class A common stock of the former Lamar Advertising Company. In addition, following the holding company reorganization, substantially all of the former Lamar Advertising Company's debt obligations, including the bank credit facility and other long-term debt remained the

                         LAMAR ADVERTISING COMPANY AND
                                  SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

obligations of Lamar Media Corp. Under Delaware law, the reorganization did not require the approval of the stockholders of the former Lamar Advertising Company. The purpose of the reorganization was to provide Lamar Advertising Company with a more flexible capital structure and to enhance its financing options. The business operations of the former Lamar Advertising Company and its subsidiaries will not change as a result of the reorganization. Stockholders do not need to take any action since their existing stock certificates represent shares of the new holding company.

On August 10, 1999, the Company completed an offering of $250,000 5 1/4% convertible notes. The proceeds of approximately $243,000 of the convertible notes were used to pay down existing bank debt. The convertible notes were issued by the new holding company, Lamar Advertising Company.

                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

                        PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma financial information of Chancellor Media Corporation Of Los Angeles Inc. (together with its subsidiaries, "CMCLA" or the "Company") reflects the combination of consolidated historical financial data of the Company and each of the significant radio transactions completed by the Company during 1998 and 1999 and the disposition of the Company's outdoor advertising division. The outdoor advertising division commenced operations in July 1998 with the acquisition of Martin Media L.P., Martin & MacFarlane, Inc. and certain affiliated companies ("Martin") and further expanded its outdoor presence with the acquisition of the outdoor advertising division of Whiteco Industries, Inc. ("Whiteco") in December 1998 and other outdoor acquisitions. The unaudited pro forma balance sheet data at June 30, 1999 presents adjustments for the significant transactions completed subsequent to June 30, 1999 as if each such transaction had occurred at June 30, 1999. The unaudited pro forma statement of operations data for the year ended December 31, 1998 and for the six months ended June 30, 1999 excludes extraordinary items and presents adjustments for (a) the sale of the Company's outdoor advertising division to Lamar Advertising Company (the "Lamar Transaction"), (b) the acquisition of KKFR-FM and KFYI-AM in Phoenix from The Broadcast Group, Inc. (the "Phoenix Acquisition") and (c) the disposition of WMVP-AM in Chicago to ABC, Inc., as if each such transaction occurred on January 1, 1998. Pro forma adjustments relating to the acquisitions of Martin and Whiteco have not been included in the pro forma financial statements due to the sale of the Company's outdoor advertising division.

     The purchase method of accounting has been used in the preparation of the unaudited pro forma financial information. Under this method of accounting, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. For purposes of the unaudited pro forma financial information, the purchase prices of the assets acquired have been allocated based primarily on publicly available information or information furnished by management of the acquired assets. The final allocation of the respective purchase prices of the assets acquired are determined a reasonable time after consummation of such transactions and are based on a complete evaluation of the assets acquired and liabilities assumed. Accordingly, the information presented herein may differ from the final purchase price allocation; however, such allocations are not expected to differ materially from the preliminary amounts.

     In the opinion of the Company's management, all adjustments have been made that are necessary to present fairly the pro forma data.

     The unaudited pro forma financial information should be read in conjunction with the respective financial statements and related notes thereto of the Company which have previously been reported. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have been achieved had the transactions reflected therein been consummated as of the dates indicated, or of the results of operations or financial positions for any future periods or dates.

                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

                       UNAUDITED PRO FORMA BALANCE SHEET
                                AT JUNE 30, 1999
                                 (IN THOUSANDS)

                                                                                         PRO FORMA
                                                            PRO FORMA     COMPANY AS    ADJUSTMENTS
                                                           ADJUSTMENTS     ADJUSTED       FOR THE
                                              COMPANY       FOR THE        FOR THE        OTHER
                                             HISTORICAL      LAMAR          LAMAR       COMPLETED
                                             AT 6/30/99  TRANSACTION(1)  TRANSACTION  TRANSACTION(2)
                                             ----------  -------------- ------------  ---------------
ASSETS:
Current assets.............................. $  481,304  $   (54,411)    $   426,893       $     --
Property and equipment, net.................  1,365,438   (1,173,743)        191,695          4,840
Intangible assets, net......................  5,194,552     (504,426)      4,690,126         85,160
Equity investment in affiliate..............         --    1,127,389       1,127,389             --
Other assets, net...........................    361,218       (6,410)        354,808             --
                                             ----------  -----------     -----------       --------
        Total assets........................ $7,402,512  $  (611,601)    $ 6,790,911       $ 90,000
                                             ==========  ===========     ===========       ========
LIABILITIES AND STOCKHOLDER'S EQUITY:
Accounts payable and accrued expenses....... $  221,902  $   (20,119)    $   201,783       $     --
Long-term debt..............................  4,420,000     (680,000)      3,740,000         90,000


Deferred tax liabilities....................    446,860      (32,132)        414,728             --
Other liabilities...........................     49,402       (1,753)         47,649             --
                                             ----------  -----------     -----------       --------
        Total liabilities...................  5,138,164     (734,004)      4,404,160         90,000
Redeemable preferred stock..................         --           --              --             --

STOCKHOLDER'S EQUITY:
Common stock................................          1           --               1             --
Additional paid-in capital..................  2,665,921           --       2,665,921             --

Accumulated deficit.........................   (401,574)     122,403        (279,171)            --


                                             ----------  -----------     -----------       --------
        Total stockholder's equity..........  2,264,348      122,403      2,386,751             --
                                             ----------  -----------     -----------       --------
        Total liabilities and stockholder's
          equity............................ $7,402,512  $  (611,601)    $ 6,790,911       $ 90,000
                                             ==========  ===========     ===========       ========





                                                     COMPANY
                                                    PRO FORMA
                                                   -----------
ASSETS:
Current assets..............................       $   426,893
Property and equipment, net.................           196,535
Intangible assets, net......................         4,775,286
Equity investment in affiliate..............         1,127,389
Other assets, net...........................           354,808
                                                   -----------
        Total assets........................       $ 6,880,911
                                                   ===========
LIABILITIES AND STOCKHOLDER'S EQUITY:
Accounts payable and accrued expenses.......       $   201,783
Long-term debt..............................         3,830,000

Deferred tax liabilities....................           414,728
Other liabilities...........................            47,649
                                                   -----------
        Total liabilities...................         4,494,160

STOCKHOLDER'S EQUITY:
Common stock................................                 1
Additional paid-in capital..................         2,665,921
Accumulated deficit.........................          (279,171)
                                                   -----------
        Total stockholder's equity..........         2,386,751
                                                   -----------
        Total liabilities and stockholder's
          equity............................       $ 6,880,911
                                                   ===========

      See accompanying notes to Unaudited Pro Forma Financial Information

                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                                             COMPANY
                                                                           PRO FORMA       AS ADJUSTED
                                                            LAMAR       ADJUSTMENTS FOR      FOR THE
YEAR ENDED                               COMPANY          TRANSACTION      THE LAMAR          LAMAR
DECEMBER 31, 1998                       HISTORICAL(3)    HISTORICAL(4)    TRANSACTION      TRANSACTION
- -----------------                      --------------    -------------  ----------------  -------------
Gross revenues ......................  $  1,440,357      $  (52,750)    $       --        $ 1,387,607
Less: agency commissions ............      (166,501)          5,145             --           (161,356)
                                       ------------      ----------     ----------        -----------
Net revenues ........................     1,273,856         (47,605)            --          1,226,251
Operating expenses excluding
 depreciation and amortization ......       682,061         (23,505)            --            658,556
Depreciation and amortization .......       446,338         (25,990)            --            420,348

Corporate general and
 administrative .....................        36,722          (1,981)            --             34,741
Merger, nonrecurring and systems
 development expense ................        63,661              --             --             63,661
                                       ------------      ----------     ----------        -----------
Operating income (loss) .............        45,074           3,871             --             48,945
Interest expense ....................       217,136            (105)        45,819  (5)       262,850

Interest income .....................       (15,650)             --             --            (15,650)
Gain on disposition of assets .......      (123,845)             --             --           (123,845)
Gain on disposition of
 representation contracts ...........       (32,198)             --             --            (32,198)

Other (income) expense ..............        (3,221)            156             --             (3,065)
                                       ------------      ----------     ----------        -----------
Other (income) expense, net .........        42,222              51         45,819             88,092
                                       ------------      ----------     ----------        -----------
Income (loss) before income
 taxes ..............................         2,852           3,820        (45,819)           (39,147)
Income tax expense (benefit) ........        33,751            (345)       (16,037) (6)        17,369
                                       ------------      ----------     ----------        -----------
Income (loss) before equity in
 net loss of affiliate...............       (30,899)          4,165        (29,782)           (56,516)

Equity in net loss of affiliate......            --              --        (82,797) (7)       (82,797)
                                       ------------      ----------     ----------        -----------

Income (loss)........................       (30,899)          4,165       (112,579)          (139,313)

Preferred stock dividends ...........        17,601              --             --             17,601
                                       ------------      ----------     ----------        -----------
Income (loss) attributable to common
 stock ..............................  $    (48,500)     $    4,165     $ (112,579)       $  (156,914)
                                       ============      ==========     ==========        ===========

                                        PRO FORMA
                                       ADJUSTMENTS
                                         FOR THE
YEAR ENDED                            OTHER COMPLETED        COMPANY
DECEMBER 31, 1998                    TRANSACTIONS (8)        PRO FORMA
- -----------------                    ----------------      ------------
Gross revenues ...................... $           522      $  1,388,129
Less: agency commissions ............            (108)         (161,464)
                                      ---------------      ------------
Net revenues ........................             414         1,226,665
Operating expenses excluding
 depreciation and amortization ......          (7,122)          651,434
Depreciation and amortization .......           5,170           425,518

Corporate general and
 administrative .....................              --            34,741
Merger, nonrecurring and systems
 development expense ................              --            63,661
                                      ---------------      ------------
Operating income (loss) .............           2,366            51,311
Interest expense ....................           4,830           267,680

Interest income .....................              --           (15,650)
Gain on disposition of assets .......              --          (123,845)
Gain on disposition of
 representation contracts ...........              --           (32,198)
Other (income) expense ..............              --            (3,065)
                                      ---------------      ------------
Other (income) expense, net .........           4,830            92,922
                                      ---------------      ------------
Income (loss) before income
 taxes ..............................          (2,464)          (41,611)
Income tax expense (benefit) ........            (862)           16,507
                                      ---------------      ------------
Income (loss) before equity in
 net loss of affiliate...............          (1,602)          (58,118)

Equity in net loss of affiliate......              --           (82,797)
                                      ---------------      ------------

Income (loss)........................          (1,602)         (140,915)

Preferred stock dividends ...........              --            17,601
                                      ---------------      ------------
Income (loss) attributable to common
 stock .............................. $        (1,602)     $   (158,516)
                                      ===============      ============

      See accompanying notes to Unaudited Pro Forma Financial Information

                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                 (IN THOUSANDS)


                                                                                 PRO FORMA         COMPANY
                                                                                ADJUSTMENTS       AS ADJUSTED
                                                                    LAMAR         FOR THE          FOR THE
SIX MONTHS ENDED                                 COMPANY         TRANSACTION       LAMAR             LAMAR
JUNE 30, 1999                                  HISTORICAL(3)     HISTORICAL(4)  TRANSACTION       TRANSACTION
- ------------------                             -------------     -------------  ------------      ------------
Gross revenues ..............................  $    884,843      $   (120,107)  $         --      $    764,736
Less: agency commissions ....................      (100,432)            9,218             --           (91,214)
                                               ------------      ------------   ------------      ------------
Net revenues ................................       784,411          (110,889)            --           673,522
Operating expenses excluding depreciation
 and amortization ...........................       427,768           (58,734)            --           369,034
Depreciation and amortization ...............       292,883           (63,527)            --           229,356

Corporate general and administrative ........        30,612            (5,884)            --            24,728
Merger, nonrecurring and systems
 development expense ........................        16,344                --             --            16,344
                                               ------------      ------------   ------------      ------------
Operating income (loss) .....................        16,804            17,256             --            34,060
Interest expense ............................       181,379              (126)       (23,974) (5)      157,279

Interest income .............................        (9,268)               --             --            (9,268)
Gain on disposition of assets ...............       (12,406)               --             --           (12,406)
Gain on disposition of representation
 contracts ..................................        (8,853)               --             --            (8,853)
Other (income) expense.......................           200               (69)            --               131
                                               ------------      ------------   ------------      ------------

Other (income) expense net ..................       151,052              (195)       (23,974)          126,883
                                               ------------      ------------   ------------      ------------
Income (loss) before income taxes ...........      (134,248)           17,451         23,974           (92,823)
Income tax expense (benefit) ................       (24,190)            4,823          8,391 (6)         (10,976)
                                               ------------      ------------   ------------      ------------

Income (loss) before equity in net loss of
 affiliate ..................................      (110,058)           12,628         15,583           (81,847)
Equity in net loss of affiliate .............            --                --        (42,058) (7)      (42,058)
                                               ------------      ------------   ------------      ------------
Income (loss) ...............................      (110,058)           12,628        (26,475)         (123,905)
Preferred stock dividends ...................            --                --             --                --
                                               ------------      ------------   ------------      ------------
Income (loss) attributable to common
 stock ......................................  $   (110,058)     $     12,628   $    (26,475)     $   (123,905)
                                               ============      ============   ============      ============


                                                             PRO FORMA
                                                           ADJUSTMENTS
                                                             FOR THE
SIX MONTHS ENDED                                         OTHER COMPLETED        COMPANY
JUNE 30, 1999                                            TRANSACTIONS(8)       PRO FORMA
- -----------------                                        ---------------      -----------
Gross revenues ..............................            $       (705)        $   764,031
Less: agency commissions ....................                      --             (91,214)
                                                         ------------         -----------
Net revenues ................................                    (705)            672,817
Operating expenses excluding depreciation
 and amortization ...........................                    (116)            368,918
Depreciation and amortization ...............                   2,839             232,195

Corporate general and administrative ........                      --              24,728
Merger, nonrecurring and systems
 development expense ........................                      --              16,344
                                                         ------------         -----------
Operating income (loss) .....................                  (3,428)             30,632
Interest expense ............................                   2,717             159,996

Interest income .............................                      --              (9,268)
Gain on disposition of assets ...............                      --             (12,406)
Gain on disposition of representation
 contracts ..................................                      --              (8,853)
Other (income) expense.......................                      --                 131
                                                         ------------         -----------

Other (income) expense net ..................                   2,717             129,600
                                                         ------------         -----------
Income (loss) before income taxes ...........                  (6,145)            (98,968)
Income tax expense (benefit) ................                  (2,151)            (13,127)
                                                         ------------         -----------

Income (loss) before equity in net loss of
  affiliate .................................                  (3,994)            (85,841)
Equity in net loss of affiliate .............                      --             (42,058)
                                                         ------------         -----------
Income (loss) ...............................                  (3,994)           (127,899)
Preferred stock dividends ...................                      --                  --
                                                         ------------         -----------
Income (loss) attributable to common
 stock ...... ...............................            $     (3,994)        $  (127,899)
                                                         ============         ===========


      See accompanying notes to Unaudited Pro Forma Financial Information

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

ADJUSTMENTS TO THE UNAUDITED PRO FORMA BALANCE SHEET RELATED TO THE LAMAR TRANSACTION


     (1) Reflects the Lamar Transaction as follows:


                                                                    SALES PRICE ALLOCATION
                         -----------------------------------------------------------------------------------------------------------
                                                PROPERTY
                            NET                   AND       INTANGIBLE                                        DEFERRED
                           CASH      CURRENT    EQUIPMENT,    ASSETS,    INVESTMENT   OTHER      CURRENT        TAX         OTHER
                         PROCEEDS     ASSETS      NET          NET      IN AFFILIATE  ASSETS   LIABILITIES  LIABILITIES  LIABILITIES
                         ---------   --------  -----------  ----------  ------------  -------  -----------  -----------  -----------
Lamar
  Transaction(a)...      $(680,000)  $(54,411) $(1,173,743)  $(504,426)  $1,127,389   $(6,410)    $20,119     $32,132      $1,753



                               SALES          FINANCING
                               PRICE         -----------
                             ALLOCATION       DECREASE
                             -----------         IN
                             ACCUMULATED      LONG-TERM
                              DEFICIT           DEBT
                             -----------     -----------
Lamar
  Transaction(a)...          $(122,403)       $(680,000)


(a) On September 15, 1999, the Company consummated the sale of its outdoor advertising business to Lamar Advertising Company ("Lamar") in exchange for $700,000 in cash, subject to a working capital adjustment, and 26,227,273 shares of Lamar's class A common stock. For purposes of the unaudited pro forma condensed combined financial statements, the fair market value of the Lamar common stock to be received is calculated by using $46.063 per share which is based on the closing market price of Lamar common stock on September 15, 1999. The aggregate sales price is summarized below:

               Cash to be received.............................................   $  700,000
               Less estimated transaction costs................................      (20,000)
                                                                                  ----------
               Net cash proceeds...............................................      680,000
               Estimated fair value of common stock to be issued by Lamar to
               AMFM (26,227,273 shares @ $46.063 per share)....................    1,208,094
                                                                                  ----------
               Aggregate sales price...........................................   $1,888,094
                                                                                  ==========

     The amount allocated to accumulated deficit represents the estimated gain on the disposition of $269,017 net of deferred portion of the gain of $80,705 and taxes of $65,909. The Company's interest in Lamar will be accounted for under the equity method of accounting and is valued for purposes of the unaudited pro forma condensed combined financial statements at $1,127,389. The Company's estimated cost basis of the investment in Lamar of $1,208,094 exceeded the Company's underlying equity in the net assets of Lamar by $787,457, which the Company will amortize on a straight-line basis over a period of 15 years.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET RELATED TO THE OTHER COMPLETED TRANSACTION

     (2) On July 1, 1999, the Company acquired KKFR-FM and KFYI-AM in Phoenix from The Broadcast Group, Inc. for $90,000 in cash plus various other direct acquisition costs. Reflects the Phoenix Acquisition as follows:

                            PURCHASE PRICE ALLOCATION          FINANCING
                       ------------------------------------    ----------
                                    PROPERTY                    INCREASE
                                      AND        INTANGIBLE        IN
                       PURCHASE    EQUIPMENT,      ASSETS,      LONG-TERM
                         PRICE        NET          NET(a)         DEBT
                       ----------  -----------   ----------    ----------
Phoenix Acquisition...  $90,000     $4,840        $85,160       $90,000

- -------------------------

(a) The Company has allocated the intangible assets to broadcast licenses with an estimated average life of 15 years.

(3) The Company began operating KKFR-FM and KFYI-AM in Phoenix under a time brokerage agreement effective November 5, 1998. Therefore, the results of operations of KKFR-FM and KFYI-AM are included in the Company's historical operations subsequent to this date during 1998 and for the six months ended June 30, 1999.

     The Company entered into a time brokerage agreement to sell substantially all of the broadcast time of WMVP-AM in Chicago effective September 10, 1998. Therefore, substantially all of the results of operations of WMVP-AM are excluded from the Company's historical operations subsequent to this date during 1998 and for the six months ended June 30, 1999.

(4) On September 15, 1999, the Company consummated the sale of its outdoor advertising business to Lamar in exchange for net proceeds of $680,000 in cash, subject to a working capital adjustment, and 26,227,273 shares of Lamar's class A common stock. This adjustment removes the historical results of operations of the Company's outdoor advertising business.

(5) Reflects the increase to interest expense of $45,819 for the year ended December 31, 1998 and the decrease to interest expense of $23,974 for the six months ended June 30, 1999 in connection with the additional bank borrowings related to the outdoor advertising acquisitions completed during 1998 and 1999 and the elimination of debt related to the proceeds of $680,000 from the Lamar Transaction.

(6)  Reflects the tax effect of the pro forma adjustment.

(7) The adjustment to reflect the Company's 30.0% equity interest in Lamar and amortization of the investment basis in excess of underlying equity in the net assets of Lamar over an estimated life of 15 years is as follows:

                                                                                                        SIX MONTHS
                                                                                     YEAR ENDED            ENDED
                                                                                  DECEMBER 31, 1998    JUNE 30, 1999
                                                                                 ------------------   ---------------
     Lamar historical net loss applicable to common stock.....................       $ (12,255)          $ (15,958)

     Pro forma adjustments for significant acquisitions completed by Lamar
          during 1998 ........................................................         (19,640)                 --

     Pro forma adjustments to reflect the pending acquisition by
          Lamar of the Company's outdoor business.............................         (69,104)            (36,740)
                                                                                     ---------           ---------
     Lamar pro forma net loss applicable to common stockholders...............        (100,999)            (52,698)

     CMCLA equity interest....................................................            30.0%               30.0%
                                                                                     ---------           ---------
     Equity in pro forma net loss of Lamar....................................         (30,300)            (15,809)

     Amortization of investment basis in excess of underlying
          equity in the net assets of Lamar...................................         (52,497)            (26,249)
                                                                                     ---------           ---------
     Total equity in net loss of affiliate....................................       $ (82,797)          $ (42,058)
                                                                                     =========           =========

     The Lamar pro forma net loss applicable to common stockholders was estimated by the Company based on information obtained from publicly filed financial statements. These estimates including the allocation of purchase price are preliminary and subject to change.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS RELATED TO THE OTHER COMPLETED TRANSACTIONS

(8) The condensed combined statement of operations for the other completed transactions for the year ended December 31, 1998 and for the six months ended June 30, 1999 are summarized below:

                                                                     THE
                                                   CHICAGO        BROADCAST            PRO FORMA
                                                 DISPOSITION      GROUP, INC.       ADJUSTMENTS FOR      COMPANY OTHER
YEAR ENDED                                        HISTORICAL      HISTORICAL      THE OTHER COMPLETED     COMPLETED
DECEMBER 31, 1998                                1/1-12/31 (a)   1/1-12/31 (b)       TRANSACTIONS        TRANSACTIONS
- -----------------                                ------------    ------------     -------------------    ------------
Gross revenues ..............................    $    (11,530)   $    13,101         $     (1,049)(c)    $        522
Less: agency commissions ....................           1,221         (1,329)                  --                (108)
                                                 ------------    -----------         ------------        ------------
Net revenues ................................         (10,309)        11,772               (1,049)                414
Operating expenses excluding
  depreciation and amortization .............         (13,271)         6,149                   --              (7,122)
Depreciation and amortization ...............            (592)           188                5,574 (d)           5,170
Corporate general and
  administrative ............................              --             --                   --                  --
                                                 ------------    -----------         ------------        ------------
Operating income (loss) .....................           3,554          5,435               (6,623)              2,366
Interest expense ............................              --            332                4,498 (e)           4,830
Interest income .............................              --             --                   --                  --
Other (income) expense ......................              --             --                   --                  --
                                                 ------------    -----------         ------------        ------------
Income (loss) before income
  taxes .....................................           3,554          5,103              (11,121)             (2,464)
Income tax expense ..........................              --          1,850               (2,712)(f)            (862)
Dividends and accretion on
  preferred stock of subsidiary .............              --             --                   --                  --
                                                 ------------    -----------         ------------        ------------
Net income (loss) ...........................           3,554          3,253               (8,409)             (1,602)
Preferred stock dividends ...................              --             --                   --                  --
                                                 ------------    -----------         ------------        ------------
Income (loss) attributable to
  common stock ...... .......................    $      3,554    $     3,253         $     (8,409)       $     (1,602)
                                                 ============    ===========         ============        ============

                                                         CHICAGO             PRO FORMA
                                                       DISPOSITION          ADJUSTMENTS
SIX MONTHS ENDED                                        HISTORICAL         FOR THE OTHER           COMPANY OTHER
JUNE 30, 1999                                          1/1-4/16 (a)   COMPLETED TRANSACTIONS   COMPLETED TRANSACTIONS
- ------------------                                     ------------   ----------------------   ----------------------
Gross revenues ..................................      $    (705)            $       --             $    (705)
Less: agency commissions ........................             --                     --                    --
                                                       ---------             ----------             ---------
Net revenues ....................................           (705)                    --                  (705)
Operating expenses excluding depreciation and
  amortization ..................................           (116)                    --                  (116)
Depreciation and amortization ...................             --                  2,839 (d)             2,839
                                                       ---------             ----------             ---------
Operating income (loss) .........................           (589)                (2,839)               (3,428)
Interest expense ................................             --                  2,717 (e)             2,717
                                                       ---------             ----------             ---------
Income (loss) before income taxes ...............           (589)                (5,556)               (6,145)
Income tax expense ..............................             --                 (2,151)(f)            (2,151)
                                                       ---------             ----------             ---------
Net income (loss) ...............................           (589)                (3,405)               (3,994)
Preferred stock dividends .......................             --                     --                    --
                                                       ---------             ----------             ---------
Income (loss) attributable to common
  stock .........................................      $    (589)            $   (3,405)            $  (3,994)
                                                       =========             ==========             =========

- ---------------

(a) On April 16, 1999, the Company sold WMVP-AM in Chicago to ABC, Inc. for $21,000 in cash. The Company entered into a time brokerage agreement to sell substantially all of the broadcast time of WMVP-AM effective September 10, 1998.

(b) On July 1, 1999, the Company acquired KKFR-FM and KFYI-AM in Phoenix from The Broadcast Group, Inc. for $90,000 in cash. The Company began operating KKFR-FM and KFYI-AM under a time brokerage agreement effective
     November 5, 1998.

(c) Reflects the elimination of revenue related to the time brokerage agreement between The Broadcast Group Inc. and the Company. The Company began operating KKFR-FM and KFYI-AM in Phoenix under the time brokerage agreement effective November 5, 1998.

(d) Reflects incremental amortization related to the assets acquired in the Phoenix Acquisition and is based on the allocation of the total consideration as follows:

                                INCREMENTAL    INTANGIBLE                   HISTORICAL    ADJUSTMENT
YEAR ENDED                      AMORTIZATION    ASSETS,     AMORTIZATION   AMORTIZATION    FOR NET
DECEMBER 31, 1998                PERIOD(i)        NET        EXPENSE(i)      EXPENSE       INCREASE
- -------------------             ------------   ----------   ------------   ------------   ----------
Phoenix Acquisition...........   1/1-12/31      $85,160        $5,677         $103          $5,574
                                                =======        ======         ====          ======

                                INCREMENTAL    INTANGIBLE                   HISTORICAL    ADJUSTMENT
SIX MONTHS ENDED                AMORTIZATION    ASSETS,     AMORTIZATION   AMORTIZATION    FOR NET
JUNE 30, 1999                    PERIOD(i)        NET        EXPENSE(i)      EXPENSE       INCREASE
- -------------------             ------------   ----------   ------------   ------------   ----------
Phoenix Acquisition...........    1/1-6/30      $85,160        $2,839          $--          $2,839
                                                =======        ======          ===          ======

- -------------------------

     (i) Intangible assets are amortized on a straight-line basis over an estimated average 15 year life. The incremental amortization period represents the period of the year that the acquisition was not completed.

     Historical depreciation expense for the Phoenix Acquisition is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(e)  Reflects the adjustment to interest expense as follows:

                                                                                 SIX MONTHS
                                                                  YEAR ENDED       ENDED
                                                                 DECEMBER 31,     JUNE 30,
                                                                     1998           1999
                                                                 ------------   ------------
   Additional bank borrowings related to other completed
       transactions............................................    $ 69,000       $ 69,000
                                                                   --------       --------
   Interest expense at 7.0%....................................       4,830          2,415

   Less:  historical interest expense recognized
       subsequent to the completed transaction.................          --            302
                                                                   --------       --------
   Incremental interest expense................................       4,830          2,717

   Less:  historical interest expense recognized
       by the acquired company.................................        (332)            --
                                                                   --------       --------
   Net increase in interest expense............................    $  4,498       $  2,717
                                                                   ========       ========

(f)  Reflects the tax effect of the pro forma adjustments.